UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2022, Guardion Health Sciences, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company issued and sold, in a best-efforts public offering by the Company (the “Public Offering”), (i) 32,550,000 units, priced at a public offering price of $0.30 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $0.37 per share that expires on the fifth anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of common stock at an exercise price of $0.37 per share that expires on the eighteen month anniversary of the date of issuance (a “Series B Warrant”) and (ii) 4,450,000 pre-funded units, priced at a public offering price of $0.2999 per unit, with each unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that is exercisable at any time after its original issuance until exercised in full (a “Pre-Funded Warrant” and together with the Series A Warrants and Series B Warrants, the “Warrants”), one Series A Warrant and one Series B Warrant. The units were not certificated and the shares of common stock, the Series A Warrants and the Series B Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The pre-funded units were not certificated and the Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the Registration Statement on Form S-3 (File No. 333-248895), which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2020, amended on September 22, 2020 and declared effective by the Commission on September 24 (the “Registration Statement”).

On February 18, 2022, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”), and Maxim Group LLC (collectively with Roth, the “Agents”), pursuant to which the Agents agreed to act as placement agents on a “best efforts” basis in connection with the Public Offering. The Company paid the Agents an aggregate fee equal to 7.0% of the gross proceeds from the sales of the shares of common stock and Warrants in the Public Offering. The Company reimbursed the Agents $100,000 for expenses in connection with the Public Offering. The Company has issued to Roth or its designees warrants (the “Placement Agent Warrants”) exercisable at an exercise price of $0.37 per share for up to 1,850,000 shares of common stock, which is equal to 5.0% of the aggregate number of shares of common stock underlying the units sold in the Public Offering.

On February 23, 2022, the Public Offering closed, and the Company issued and sold (i) 32,550,000 shares of common stock, (ii) Series A Warrants to purchase 37,000,000 shares of common stock, (iii) Series B Warrants to purchase 37,000,000 shares of common stock, and (iv) Pre-Funded Warrants to purchase 4,450,000 shares of common stock. The net proceeds to the Company, after deducting the placement agent fees and estimated offering expenses payable by the Company, were approximately $10.0 million.

The exercise prices of the Series A Warrants and Series B Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, in the event the Company effects a reverse stock split during the term of the Series A Warrants and Series B Warrants, the exercise price of such warrants following such reverse split will be subject to further adjustment in the event the trading price of our common stock following such reverse stock split is lower than the exercise price of such warrants. Also, subject to customary exceptions, the exercise price of the Series A Warrants is subject to adjustment in the event of issuances of the Company’s common stock or common stock equivalents at a price below the exercise price of the Series A Warrants. In such event, the exercise price of the Series A Warrants will be reduced to the price of the securities issued in such transactions. In the event of a fundamental transaction, the holder of a warrant shall have the option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction to cause the Company to purchase such warrant from the holder for cash in an amount equal to the Black Scholes value of such warrant calculated in accordance with the terms of warrant.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company. Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement and the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

In addition, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days for officers and officers and directors and 120 days for the Company following the Public Offering, without the prior written approval of Roth (and in the case of the Company lockup, Roth and the investors party to the Purchase Agreement).

In addition, until the eighteen month anniversary of Public Offering, the Company is prohibited from entering into a variable rate transaction (as defined in the Purchase Agreement), provided that the Company shall be permitted to enter into and utilize an at-the-market offering facility with a registered broker dealer as selling agent commencing one hundred twenty days following the closing of the offering.

On February 18, 2022, the Company entered into a warrant agency agreement with the Company’s transfer agent, VStock Transfer, LLC, who will also act as the warrant agent for the Company, setting forth the terms and conditions of the Series A Warrants and Series B Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Warrants, the Placement Agent Warrants, the Warrant Agency Agreement, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2 respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Placement Agent Warrants and any related shares of common stock was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to accredited investors.

Item 8.01 Other Events.

On February 17, 2022, the Company issued a press release announcing that it had launched the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 18, 2022, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 23, 2022, the Company issued a press release announcing the closing of the Public Offering, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

At the close of business on the closing date of the Public Offering, the Company had 56,976,993 shares of common stock issued and outstanding.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series A/B Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Placement Agent Warrant

4.4	Warrant Agency Agreement dated as of February 23, 2022, by and between Guardion Health Sciences, Inc., and V Stock Transfer, LLC

5.1	Opinion of Sheppard, Mullin, Richter & Hampton

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement dated as of February 18, 2022, by and between Guardion Health Sciences, Inc., Roth Capital Partners, LLC and Maxim Group LLC

23.1	Consent of Sheppard Mullin (included in Exhibit 5.1)

99.1	Press release dated February 17, 2022

99.2	Press release dated February 18, 2022

99.3	Press release dated February 23, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

Date: February 23, 2022
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer

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